STEPSTONE GROUP APPOINTS DAVID PARK AS CHIEF FINANCIAL OFFICER, FOLLOWING RETIREMENT OF JOHNNY RANDEL
NEW YORK, November 6, 2023 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today announced that David Y. Park has been appointed Chief Financial Officer (CFO), effective January 1, 2024. Mr. Park will be succeeding Johnny Randel, who has served as CFO since 2010, and is retiring at the end of the calendar year.
“I would like to thank Johnny for more than a decade of leadership, dedication, and strategic vision to StepStone,” said Monte Brem, StepStone’s Chairperson of the Board. “Johnny has helped lead StepStone for nearly 14 years. He steered the company through an evolution that broadened our reach across the globe, expanded our solutions into all major private market asset classes, and transformed StepStone into a public company. He has constructed a world-class finance function and built a deep and talented team. We congratulate Johnny on a tremendous career and wish him all the best in retirement.”
“We are thrilled to announce that David Park, our current Chief Accounting Officer, will become CFO in the new year,” added Scott Hart, StepStone’s Chief Executive Officer. “David joined StepStone in 2019 after an already accomplished 25-year career in public accounting and senior-level roles in both public and private companies, including alternative asset management. Together with Johnny, David helped guide StepStone through our initial public offering in September 2020, and is a key leader of our finance team. We look forward to David helping lead StepStone through our continued growth.”
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory, data and administrative services to its clients. As of September 30, 2023, StepStone was responsible for approximately $659 billion of total capital, including $146 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, recruiting and retaining personnel, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 26, 2023, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
Seth Weiss
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick / Matt Lettiero, ICR
StepStonePR@icrinc.com
1-203-682-8268